UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 10, 2013

  FIFTH & PACIFIC COMPANIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10689	13-2842791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 354-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Fifth & Pacific Companies, Inc. (the “Company”) announced on December 10, 2013 that the Company had entered into a definitive agreement (the “Agreement”) to sell 100% of the capital stock of Lucky Brand Dungarees, Inc. (“Lucky Brand”), a wholly-owned subsidiary of the Company that owns the operations of the LUCKY BRAND business, to LBD Acquisition Company, LLC (“LBD Acquisition”), a Delaware limited liability company and affiliate of Leonard Green & Partners, L.P. (“Leonard Green”), for an aggregate payment of $225.0 million, comprised of $140.0 million cash consideration and a three-year $85.0 million note (the “Seller Note”) issued by LBD Acquisition to the Company at the closing of the stock purchase (the “Closing”), subject to working capital and other adjustments (the “Transaction”) This purchase price reflects an adjusted EBITDA multiple of 7.8 times the brand’s projected full year 2013 pro forma adjusted standalone EBITDA (inclusive of $21.0 million of corporate costs estimated to run the business on a standalone basis).  Lucky Brand will assume the proportionate share of the Company’s sourcing contract with Li & Fung in addition to certain other obligations related to Lucky Brand.  Funds affiliated with Leonard Green provided a customary equity commitment letter to LBD Acquisition and a guarantee to the Company of LBD Acquisition’s payment obligations.  The Company has also agreed to provide certain transition services to LBD Acquisition and Lucky Brand.

The Company has made certain customary representations and warranties to LBD Acquisition in the Agreement, and has also provided certain customary covenants, including the indemnification of LBD Acquisition with respect to breaches of representations and warranties and breaches of covenants, subject to specified limitations on the amount of indemnifiable damages and the survival period.

Closing is subject to the satisfaction of certain customary closing conditions, including, among others:

•                  absence of any injunction or other legal constraint against the Closing;

•                  expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and

•                  the receipt of consent to the sale of Lucky Brand and release of certain liens under the Company’s asset-backed credit agreement, as well as the release of certain liens under the indenture governing the Company’s 10.5% Senior Secured Notes.

In addition, LBD Acquisition’s obligation to close is subject to certain additional closing conditions, including, among others:

•                  the absence of a material adverse effect on Lucky Brand;

•                  certain pre-closing restructuring transactions effected by the Company, Lucky Brand and their respective affiliates; and

•                  the Company’s offer to execute the Seller Note and related documents on agreed terms.

The Agreement is subject to termination if the Closing is not completed by June 9, 2014.  There are no termination fees payable upon the termination of the Agreement.  The Closing is expected to occur in the first quarter of 2014.

The Seller Note will be issued by LBD Acquisition and guaranteed by all of its domestic subsidiaries and by its parent entity as of the Closing.  The Seller Note will accrete to $100.0 million (ratably on a monthly basis over a three-year period), and the Seller Note will also pay cash interest of $8.0 million per annum payable semi-annually, resulting in an effective aggregate annual interest rate of 15.2%, if no portion of the Seller Note is repaid prior to maturity.  The Seller Note will be pre-payable at any time by LBD Acquisition  in part in minimum $25.0 million increments so long as the remaining outstanding principal of the Seller Note is greater than $50.0 million; otherwise, the Seller Note may be prepaid in whole but not in part.  The Seller Note is also subject to certain other pre-payment provisions.

Under the Seller Note, LBD Acquisition will be subject to certain covenants.  The Seller Note will be secured by a first priority lien on the Lucky Brand trademarks and other non-current assets and also by a second priority lien on the inventory, accounts receivable and other related assets of the buyer entity that are expected to be pledged to the buyer entity’s lenders under an expected asset-based revolving loan facility.  The Seller Note is not transferable except among the Company and its wholly-owned subsidiaries.

The Agreement has been attached as an exhibit to provide investors and security holders with information regarding their respective terms. They are not intended to provide any other factual information about the Company, Lucky Brand, LBD Acquisition, Leonard Green or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Agreement were made only for the purposes of such agreements and as of specified dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Lucky Brand, LBD Acquisition, Leonard Green or any of their respective affiliates or businesses. Moreover, the assertions embodied in the representations and warranties contained in the Agreements are qualified by information in confidential disclosure letters that the parties have exchanged. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of the Company, Lucky Brand, LBD Acquisition, Leonard Green or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 hereto, respectively, and are incorporated herein by reference.

ITEM 2.05.  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

The Board of Directors of the Company approved the Agreement and the Transaction on December 8, 2013.  As a result of the Transaction, the Company expects to incur cash restructuring and transition charges of approximately $15.0 million, including: (i) estimated employee related costs of $12.0 million; and (ii) estimated contract termination costs of $3.0 million. The Company also expects to incur transaction costs, including professional fees, of approximately $15.0 million.

The disclosure set forth in Item 1.01 is hereby incorporated in this Item by reference.

ITEM 7.01. REGULATION FD DISCLOSURE.

On December 10, 2013, the Company issued a press release (the “Press Release”) announcing its entry into the Transaction.  The Press Release, which is attached hereto as Exhibit 99.1, is incorporated in this Item by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

2.1   Stock Purchase Agreement, dated as of December 10, 2013, by and between LBD Acquisition and the Company.

99.1 Press Release dated December 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH & PACIFIC COMPANIES, INC.

Date: December 10, 2013	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Senior Vice President – Chief Legal Officer,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of December 10, 2013, by and between LBD Acquisition and the Company.
99.1	Press Release of Fifth & Pacific Companies, Inc., dated December 10, 2013.